Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
March 21, 2011	Doha	Paris
	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
NBTY, Inc.	Hong Kong	San Francisco
2100 Smithtown Avenue	Houston	Shanghai
Ronkonkoma, New York 11779	London	Silicon Valley
	Los Angeles	Singapore
Re: Registration Statement No. 333- ;	Madrid	Tokyo
Up to $650,000,000 Aggregate Principal	Milan	Washington, D.C.

Amount of 9% Senior Notes due 2018

Ladies and Gentlemen:

We have acted as special counsel to NBTY, Inc., a Delaware corporation (the “Company”), in connection with the issuance of up to $650,000,000 aggregate principal amount of 9% Senior Notes due 2018 (the “Notes”) and the guarantees of the Notes (the “Guarantees”) by each of the entities listed on Schedule I-A hereto (collectively, the “Delaware Corporate Guarantors”), the entities listed on Schedule I-B hereto (collectively, the “Delaware LLC Guarantors” and, together with the Delaware Corporate Guarantors, the “Delaware Guarantors”), the entities listed on Schedule II-A hereto (collectively, the “New York Corporate Guarantors”), the entity listed on Schedule II-B hereto (the “New York LLC Guarantor” and, together with the New York Corporate Guarantors, the “New York Guarantors”), the entity listed on Schedule III hereto (the “California Guarantor” and, together with the Delaware Guarantors and the New York Guarantors, the “Covered Guarantors”) and the entities listed on Schedule IV hereto (collectively, the “Other Guarantors” and, together with the Covered Guarantors, the “Guarantors”), under an Indenture dated as of October 1, 2010, including the Guarantees, in the form to be filed as an exhibit to the Company’s Registration Statement (as herein defined) (the “Indenture”) among the Company, the Guarantors, and The Bank of New York Mellon, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).  The Notes and the Guarantees will be issued in exchange for the Company’s outstanding 9% Senior Notes due 2018 (the “Old Notes”), and the related guarantees, on the terms set forth in the prospectus (the “Prospectus”) contained in the Registration Statement and the letter of transmittal to be filed as an exhibit thereto.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors, and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of New York, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, and the California Corporations Code, in each case as applicable, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware or California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Various matters concerning the laws of the States of Arizona, Colorado and Nevada are addressed in the letter of Ballard Spahr LLP and the laws of the State of Florida are addressed in the letter of Holland & Knight LLP, each of which has been separately provided to you.  We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes and the Guarantees have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered against surrender of the Old Notes in the circumstances contemplated by the Indenture and the Registration Rights Agreement dated as of October 1, 2010 to be filed as an exhibit to the Company’s Registration Statement, the Notes and the Guarantees will have been duly authorized by all necessary corporate or limited liability company action, as applicable, of the Company and the Covered Guarantors, respectively, and will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 3.16 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) provisions purporting to make a guarantor primarily liable rather than as a surety, (f) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation and (g) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion with respect to (i) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (ii) waivers of broadly or vaguely stated rights; (iii) provisions for exclusivity, election or cumulation of rights or remedies; (iv) provisions authorizing or validating conclusive or discretionary determinations; (v) grants of

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setoff rights; (vi) proxies, powers and trusts; and (vii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property.

With your consent, we have assumed (a) that the Indenture, the Guarantees, and the Notes (collectively, the “Documents”) will be duly authorized, executed and delivered by the parties thereto other than the Company and each of the Covered Guarantors, (b) that the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

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SCHEDULE I-A

DELAWARE CORPORATE GUARANTORS

Entity Name	Jurisdictions of Incorporation or Formation
ARCO PHARMACEUTICALS, INC.	Delaware
ARTHRITIS RESEARCH CORP.	Delaware
Diabetes American Research Corp.	Delaware
Food Systems, Inc.	Delaware
GOOD ‘N NATURAL MANUFACTURING CORP.	Delaware
HEALTHWATCHERS (DE), INC.	Delaware
MET-Rx Nutrition, Inc.	Delaware
NATURE’S BOUNTY INC.	Delaware
NATURE’S BOUNTY MANUFACTURING CORP.	Delaware
NBTY CAH COMPANY	Delaware
NBTY CAM COMPANY	Delaware
NBTY China Holdings, Inc.	Delaware
NBTY China, Inc.	Delaware
NBTY Global, Inc.	Delaware
NBTY Global Distribution, Inc.	Delaware
NBTY Transportation, Inc.	Delaware
NBTY Ukraine, Inc.	Delaware
NUTRITION HEADQUARTERS (DE), INC.	Delaware
Precision Engineered Limited (USA)	Delaware
Puritan’s Pride of Japan, Inc.	Delaware
RICHARDSON LABS, INC.	Delaware
Solgar, Inc.	Delaware
Solgar Holdings, Inc.	Delaware
United States Nutrition, Inc.	Delaware
VITAMIN WORLD, INC.	Delaware
Vitamin World China, Inc.	Delaware

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SCHEDULE I-B

DELAWARE LLC GUARANTORS

Entity Name	Jurisdictions of Incorporation or Formation
NBTY Acquisition, LLC	Delaware
NBTY FLIGHT SERVICES, LLC	Delaware
NBTY Lendco, LLC	Delaware
NBTY Manufacturing, LLC	Delaware
NBTY PAH, LLC	Delaware
NBTY Ukraine 1, LLC	Delaware
NBTY Ukraine 2, LLC	Delaware
Solgar Mexico Holdings, LLC	Delaware
The Non-Irradiated Herbal Manufacturers Group, LLC	Delaware
VITAMIN WORLD OF GUAM LLC	Delaware

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SCHEDULE II-A

NEW YORK CORPORATE GUARANTORS

Entity Name	Jurisdictions of Incorporation or Formation
DE TUINEN LTD.	New York
HOLLAND & BARRETT, LTD.	New York
NABARCO ADVERTISING ASSOCIATES, INC.	New York
NATURE’S BOUNTY, INC.	New York
NBTY DISTRIBUTION, INC.	New York
PURITAN’S PRIDE, INC.	New York
Puritan’s Pride Retail Stores, Inc.	New York
VITAMIN WORLD ONLINE, INC.	New York
Worldwide Sport Nutritional Supplements, Inc.	New York

SCHEDULE II-B

NEW YORK LLC GUARANTOR

Entity Name	Jurisdictions of Incorporation or Formation
5100 New Horizons Boulevard, LLC	New York

SCHEDULE III

CALIFORNIA GUARANTOR

Entity Name	Jurisdiction of Incorporation or Formation
MET-Rx Substrate Technology, Inc.	California

SCHEDULE IV

OTHER GUARANTORS

Entity Name	Jurisdiction of Incorporation or Formation
AMERICAN HEALTH, INC.	Nevada
MET-Rx USA, Inc.	Nevada
NatureSmart, LLC	Colorado
Rexall, Inc.	Florida
Rexall Sundown, Inc.	Florida
The Ester C Company	Arizona
VITAMIN WORLD OUTLET STORES, INC.	Nevada